UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
  CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 5, 2025
 WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd. Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (757) 627-9088
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

Item 8.01 Other Events

Conversion Price of 7.00% Subordinated Convertible Notes due 2031

Item 8.01 of this Current Report on Form 8-K as to the redemptions by the holders of Wheeler Real Estate Investment Trust, Inc.’s (the “Company”) Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) is incorporated herein by reference.

Prior to August 5, 2025, the conversion price for the Company’s 7.00% Subordinated Convertible Notes due 2031 (the “Notes”) was approximately $2.82 per share of the Company’s common stock, par value $0.01 (“Common Stock”) (approximately 8.87 shares of Common Stock for each $25.00 of principal amount of the Notes being converted).

For the August redemptions, the lowest price at which any Series D Preferred Stock was converted by a holder thereof into Common Stock was approximately $3.63. Accordingly, pursuant to Section 14.02 (Optional Conversion) of the indenture governing the Notes, the conversion price for the Notes was further adjusted to approximately $2.00 per share of Common Stock (approximately 12.51 shares of Common Stock for each $25.00 of principal amount of the Notes being converted), representing a 45% discount to $3.63.

Results of August 2025 Series D Preferred Stock Redemptions

•The 23rd monthly “Holder Redemption Date” occurred on August 5, 2025.
•The Company processed 13 redemption requests from holders of its Series D Preferred Stock, collectively redeeming 35,981 shares of Series D Preferred Stock for a redemption price of approximately $41.43 per share ($25.00 per share plus the amount of all accrued but unpaid dividends to and including the August 5, 2025 Holder Redemption Date) (the “Redemption Price”).
•The Company settled the aggregate Redemption Price through the issuance of 410,202 shares of its Common Stock.
•The volume weighted average of the closing sales price, as reported on the Nasdaq Capital Market, per share of Common Stock for the ten consecutive trading days immediately preceding, but not including, the August 5, 2025 Holder Redemption Date was approximately $3.63.

Cumulative Series D Preferred Stock Redemption Information

•To date, the Company has processed 371 redemption requests, collectively redeeming 1,688,474 shares of Series D Preferred Stock.
•The Company has issued approximately 712,000 shares of its Common Stock in settlement of all such redemption requests in the aggregate.
•As of August 5, 2025, the Company had 1,690,786 shares of Common Stock and 1,785,051 shares of Series D Preferred Stock outstanding.

September 2025 Redemptions

•The deadline for the next monthly round of Series D Preferred Stock redemptions is August 25, 2025.
•The next monthly Holder Redemption Date will occur on September 5, 2025 (the "September Redemption Date").

•On June 20, 2025, the Company’s registration statement for up to 100,043,323 shares of its Common Stock on Form S-11 (File No. 333-287930) was declared effective.
•Accordingly, the Company issued registered Common Stock to settle the July and August redemptions, and will settle all redemption requests properly made for the September Redemption Date with registered Common Stock.

•Required redemption forms and a list of frequently asked questions can each be found on the Company’s website at https://ir.whlr.us/series-d/series-d-redemption.

Information contained on the Company’s website is not incorporated by reference into this Current Report on Form 8-K and should not be considered to be part of this Current Report on Form 8-K.

Forward-Looking Statements.

This Current Report on Form 8-K includes forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "will, "anticipates," "possible," "likely," "plans," and “expects”, or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, or to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Crystal Plum
Name: Crystal Plum
Title: Chief Financial Officer

Dated: August 6, 2025